                                                                    Exhibit 23.5

                  [LETTERHEAD OF CS FIRST BOSTON CORPORATION]

     We hereby consent to the use of our opinion letter dated February 4, 1996 to the Board of Directors of W. R. Grace & Co. included in Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form F-4 relating to the proposed reorganization described therein and to the references to such opinion in such Proxy Statement/Prospectus on the front cover and under the captions "Summary -- Opinions of Financial Advisors" and "Background and Reasons." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          CS FIRST BOSTON CORPORATION